                                                                    EXHIBIT 10.2

Legal Services Agreement with Neil S. Baritz


                            LEGAL SERVICES AGREEMENT

         THIS LEGAL SERVICES AGREEMENT (the "Agreement") dated July 10, 2002, is made by and between Spantel Communications, Inc., a Florida corporation ("Spantel") and Neil S. Baritz, an individual resident of Florida ("NSB").

         WHEREAS, NSB has previously provided legal services to Spantel; and

         WHEREAS, it is anticipated that NSB will continue to provide legal services to Spantel in the future, and NSB has agreed to make himself available as is reasonably necessary to provide such future services; and

         WHEREAS, the legal services covered by this Agreement that have been provided and that are to be provided in the future by NSB, including making himself available as is reasonably necessary to provide such services in the future, are hereinafter referred to as the "Services"; and

         WHEREAS, as partial consideration for the Services, Spantel has agreed to issue shares of its common stock to NSB as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto, intending to be legally bound, agree as follows:

         1. CONSIDERATION. As partial consideration for the Services, Spantel hereby agrees to forthwith issue to Neil S. Baritz, 50,000 shares of the common stock, par value $.001, of Spantel (the "Shares").

         2. REGISTRATION RIGHTS. Spantel agrees that promptly following execution of this Agreement, it will prepare and file with the United States Securities and Exchange Commission, a registration statement on Form S-8 covering the Shares.

         3. ACKNOWLEDGEMENT. The parties hereby confirm and acknowledge that the Services (a) consist and will consist of bona fide services rendered and to be rendered to Spantel, (b) are not and will not be in connection with the offer or sale of securities in capital raising transactions, and (c) do not and will not promote or maintain a market for the securities of Spantel.

         4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         5. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of a party, each other party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

SPANTEL COMMUNICATIONS, INC.

By: /s/ JOSE RAMON BASTERRA
    -----------------------------
Name: Jose Ramon Basterra
Its:  Managing Director

/s/ NEIL S. BARITZ
-------------------
Neil S. Baritz

                                        2